[LOGO]
      GEOTEK
COMMUNICATIONS, INC.

                                February 26, 1998


BY AIRBORNE EXPRESS
Data Systems & Software, Inc.
200 Route 17
Mahwah, New Jersey 07430

Attention: Mr. George Morgenstern

      Re: $2,000,000 Unsecured Promissory Note (the "Note") dated July 1, 1996 by Geotek Communications, Inc. ("Geotek") to Decision Systems Israel Ltd. ("DSI")
            Maturity Date: July 1, 1998

Dear George:

      Geotek and DSI hereby agree that all principal amounts outstanding on the Note and all accrued and unpaid interest thereon as of the Conversion Date (as defined below) shall be converted (the "Conversion") on the Conversion Date into shares of Common Stock of Geotek ("Common Stock") in accordance with the terms hereof. Upon consummation of the Conversion all obligations of Geotek under the Note and any related documentation shall be satisfied. DSI shall be entitled to receive in the Conversion a whole number of shares of Common Stock (the "Common Shares") equal to the principal amount outstanding on the Note and all accrued and unpaid interest thereon as of the Conversion Date divided by the closing bid price of the Common Stock on the principal market on which shares of Common Stock are traded on the day the Registration Statement (as defined below) is declared effective (the "Conversion Date").

      Geotek shall file a registration statement on Form S-3 (the "Registration Statement") registering the resale of the Common Shares on or prior to April 1, 1998. Geotek shall deliver to DSI the Common Shares no later than three days after the Conversion Date by DWAC transfer to a brokerage account designated in writing by DSI. In the event the Registration Statement is not declared effective on or prior to May 15, 1998, this Agreement shall become void and of no further force and effect, and the original terms of the Note shall remain in full force and effect as set forth therein.


102 Chestnut Ridge Road, Montvale, New Jersey 07645
Tel. (201) 930-9305, Fax (201) 930-1332
http://www.geotek.com

Mr. George Morgenstern
February 26, 1997
Page Two


      DSI represents to Geotek that it is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act of 1933, as amended.

      Please confirm DSI's acceptance of this agreement by signing the enclosed copy of this letter below and returning it to me at your earliest opportunity.

                                       Sincerely yours,

                                       GEOTEK COMMUNICATIONS, INC.

                                       /s/ Yaron Eitan

                                       Yaron Eitan
                                       Chairman and Chief Executive Officer

Accepted and Agreed:

DECISION SYSTEMS ISRAEL, LTD.


/s/ George Morgenstern
-----------------------------
By:  George Morgenstern
Its: Chairman